                                                                   EX-99.906CERT

                                  CERTIFICATION

     Timothy E. Johnson, Chief Executive Officer, and Marc E. Figgins, Chief Financial Officer of Johnson Mutual Funds Trust (the "Registrant"), each certify to the best of his or her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2004 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Timothy E. Johnson, Chief Executive Officer          Marc E. Figgins, Chief Financial Officer
Johnson Mutual Funds Trust                           Johnson Mutual Funds Trust


/s/ Timothy E. Johnson                               /s/ Marc E. Figgins
-----------------------                              --------------------
Timothy E. Johnson                                   Marc E. Figgins
Date: March 1, 2005                                  Date:  March 1, 2005
      -----------------                                     --------------

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Johnson Mutual Funds Trust and will be retained by Johnson Mutual Funds Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

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